                                                                   EXHIBIT 4.4



                        AMENDMENT NO. 1 TO CREDIT AGREEMENT


     AMENDMENT dated as of January 15, 1998 to the Credit Agreement dated as of September 24, 1997 (the "CREDIT AGREEMENT") among UNOVA, INC. (the "BORROWER"), the BANKS party thereto (the "BANKS") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

     The parties hereto agree as follows:

     A. SECTION . DEFINED TERMS; REFERENCES . Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     B.   SECTION .  AMENDMENTS .   The Credit Agreement is hereby amended as
follows:

     a.

     i. In the definition of "Financing Documents" in Section 1.01, by deleting the phrase "and the Subsidiary Guarantee Agreement" and by replacing the comma with the word "and".

     ii. In the definition of "Material Subsidiary" in Section 1.01, by deleting the following language "(i) any Guarantor and (ii)" and deleting the word "other" between the words "any" and "Subsidiary" in the second line thereof.

     iii. By deleting in its entirety the definition of "Obligors" in Section 1.01.

     iv. In the first sentence of Section 4.02, by replacing the phrase "each Obligor" with "the Borrower" and deleting the phrase "to which it is a party".

     v.             By deleting the second sentence of Section 4.03.

     vi. In Section 4.10, by replacing the phrase "Neither the Borrower nor any Guarantor is" with "The Borrower is not".

     vii. In Section 4.12, by deleting both instances of the phrase "or any Guarantor" in the first sentence thereof and by replacing the phrase "any Obligor" with "the Borrower" in the second sentence thereof.

     viii.               In Section 6.01:

          (i) by replacing the phrases "any Obligor" and "such Obligor" with "the Borrower" in Subsections (c) and (d) thereof;

          (ii) by deleting in its entirety Subsection (l) and moving the word "or" from the end of Subsection (k) to the end of Subsection (j);

     i.   (iii)     by replacing each occurrence of the phrase "any Obligor"
or the phrase "the Obligors" with "the Borrower" in the proviso at the end of
Section 6.01. In Section 6.02, by replacing the phrase "an Obligor" with "the Borrower".

     ii. In Section 7.04, by replacing the phrase "any Obligor" with "the Borrower".

     iii. In item (ii) of the second sentence of Section 7.05, by replacing the phrase "any Obligor" with "the Borrower".

     iv. In the second sentence of Section 9.04, by replacing the phrase "Each of the Borrower and the Guarantors" with "The Borrower" and deleting the phrase "or such Guarantor, as the case may be".

     v. In the second and third sentences of Section 9.08, by replacing the phrase "Each of the Borrower and the Guarantors" with "The Borrower".

     vi.            In Section 9.10, by deleting the phrase "THE GUARANTORS,".

     B. SECTION . SUBSIDIARY GUARANTEE AGREEMENT . The Subsidiary Guarantee Agreement dated as of December 31, 1997 among UNOVA, Inc., the Guarantors referred to therein and Morgan Guaranty Trust Company of New York, as Agent, is hereby terminated in its entirety and the Guarantors referred to therein are hereby released from all obligations thereunder.

     C. SECTION . REPRESENTATIONS OF BORROWER . The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement are true on and as of the date hereof and (ii) no Default has occurred and is continuing on and as of the date hereof.

     D. SECTION . GOVERNING LAW . This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     E. SECTION . COUNTERPARTS . This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     F. SECTION . EFFECTIVENESS . This Amendment shall become effective as of the date hereof when the Agent shall have received from each of the Borrower and the Banks a counterpart hereof duly signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                UNOVA, INC.

                                By:   /s/ LORI J. SEGALE
                                     -------------------------------------
                                     Title:    Treasurer


                                MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                By:   /s/ ROBERT BOTTAMEDI
                                     -------------------------------------
                                     Title:    Vice President


                                BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS ASSOCIATION

                                By:   /s/ GINA M. WEST
                                     -------------------------------------
                                     Title:    Vice President


                                THE BANK OF NEW YORK

                                By:   /s/ REBECCA K. LEVINE
                                     -------------------------------------
                                     Title:    Vice President

                                THE CHASE MANHATTAN BANK

                                By:   /s/ LENARD WEINER
                                     -------------------------------------
                                     Title:    Vice President


                                CIBC INC.

                                By:   /s/ TIMOTHY E. DOYLE
                                     -------------------------------------
                                     Title:    Managing Director, CIBC
                                               Oppenheimer Securities Corp.,
                                               as Agent


                                THE FIRST NATIONAL BANK OF CHICAGO

                                By:   /s/ JAMES D. BENKO
                                     -------------------------------------
                                     Title:    Vice President


                                NATIONSBANK OF TEXAS, N.A.

                                By:   /s/ GEORGE V. HAUSLER
                                     -------------------------------------
                                     Title:    Vice President


                                CREDIT SUISSE FIRST BOSTON

                                By:   /s/ DAVID J. WORTHINGTON
                                     -------------------------------------
                                     Title:    Managing Director

                                By:   /s/ GEOFFREY CRAIG
                                     -------------------------------------
                                     Title:    Vice President

                                DRESDNER BANK A.G., NEW YORK BRANCH
                                AND GRAND CAYMAN BRANCH

                                By:   /s/ CHRISTOPHER E. SARISKY
                                     -------------------------------------
                                     Title:    Assistant Treasurer

                                By:   /s/ JOHN W. SWEENEY
                                     -------------------------------------
                                     Title:    Assistant Vice President


                                THE FUJI BANK, LIMITED

                                By:   /s/ MASAHITO FUKUDA
                                     -------------------------------------
                                     Title:    Joint General Manager


                                MELLON BANK, N.A.

                                By:   /s/ STEPHEN P. YOST
                                     -------------------------------------
                                     Title:    First Vice President


                                THE NORTHERN TRUST COMPANY

                                By:   /s/ JOHN E. BURDA
                                     -------------------------------------
                                     Title:    Second Vice President